UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2011

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2011, the Board of Directors (the “Board”) of UniTek Global Services, Inc. (the “Company”), elected Daniel Hopkin to fill the vacancy on the Board created by the prior resignation from the Board of Richard B. Berliner. Mr. Hopkin is a member of Class I of the Board and his term will expire at the annual meeting of the Company’s stockholders to be held in 2012.

Mr. Hopkin, 32, was a previously a member of the Company’s Board from January 2010 through December 9, 2010. Since 2004, Mr. Hopkin has been with HM LLC, a private equity firm where he served as an associate from 2004 to 2006 and has served as a Vice President from 2007 to present. He focuses primarily on the media and food sectors. Previous to joining HM LLC, Mr. Hopkin worked in the Investment Banking Division of Morgan Stanley. He received his Bachelor of Arts and Masters degrees from Brigham Young University in 2002.

Mr. Hopkin will receive compensation for his service on the Board in accordance with compensation paid to the other non-employee members of the Board, as described in the Company’s definitive proxy statement for the 2011 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 27, 2011 (the “2011 Proxy Statement”).  With respect to certain transactions between the Company and HM Capital Partners I, LP, a Delaware limited partnership and an affiliate of HM LLC, which indicated an interest in Mr. Hopkin rejoining the Board, see pages 18-20 of the 2011 Proxy Statement, which are attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Pages 18-20 of the 2011 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: September 28, 2011	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer

Exhibit List

Exhibit No.	Exhibit Title

99.1	Pages 18-20 of the 2011 Proxy Statement.